Exhibit 99.1

FOR IMMEDIATE RELEASE

First Commonwealth Announces Resignation of Thaddeus J. Clements as

Executive Vice President / Strategic Resources

Indiana, Pa., (September 12, 2011)—First Commonwealth Financial Corporation (NYSE: FCF) announced today that Thaddeus J. Clements tendered his resignation as Executive Vice President / Strategic Resources. Mr. Clements indicated that his resignation will allow him to pursue other interests and opportunities. Mr. Clements had been with First Commonwealth for 18 years.

John J. Dolan, President and CEO of First Commonwealth Financial Corporation, stated, “Thad has contributed significantly to our company during his tenure at First Commonwealth. I thank him for his many years of service to the organization.”

Mr. Clements began his career at First Commonwealth in 1993 and has held a variety of leadership and executive positions over the course of the past 18 years.

About First Commonwealth Financial Corporation

First Commonwealth Financial Corporation is a $5.7 billion financial holding company headquartered in Indiana, Pennsylvania. It operates 112 retail branch offices in 15 counties in western and central Pennsylvania through First Commonwealth Bank, a Pennsylvania chartered bank and trust company. Financial services and insurance products are also provided through First Commonwealth Insurance Agency and First Commonwealth Financial Advisors, Inc.

Contact:

Susie Barbour

Media Relations Supervisor

724-463-5618

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